UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 25, 2006

MICROCHIP TECHNOLOGY INCORPORATED

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona  85224-6199

(Address Of Principal Executive Offices)

(480) 792-7200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 17, 2005, Microchip Technology Incorporated (the “Company”) announced the acceleration of the vesting of certain Company stock options to enable the Company to avoid recognizing in its income statement compensation expense associated with these options in future periods upon the adoption of FASB Statement No. 123R (Share-Based Payment). In connection with the vesting acceleration, the Company required that any shares received through the exercise of the accelerated options not be sold by the option holder until the first to occur of the original vesting date of the accelerated option or the termination of the employment of the option holder. On April 25, 2006, in order to alleviate administrative burdens, the Company waived this requirement as to approximately 1,012,098 option shares held by those employees who are not executive officers, appointed officers or director-level employees of the Company.

Item 2.02. Results of Operations and Financial Condition.

The information pursuant to Item 2.02 in this report on Form 8-K is being furnished as contemplated by General Instruction B(2) to Form 8-K and shall not be deemed “filed” for  purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

On April 25, 2006, the Company announced the results of its operations for the fiscal year ended March 31, 2006. The complete release is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

	99.1	April 25, 2006 Press Release: Microchip Technology Announces Record Sales and Net Income for Fourth Quarter and Fiscal Year 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Microchip Technology Incorporated
(Registrant)

Dated April 25, 2006	By:	/s/ Gordon W. Parnell
Gordon W. Parnell
Vice President, Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBITS

99.1                           April 25, 2006 Press Release:  Microchip Technology Announces Record Sales and Net Income for Fourth Quarter and Fiscal Year 2006